EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)
Kimberly A. Matthews
(713) 571-4676
David J. Streit
(713) 571-4902

Media
K Leonard
(713) 571-3870

EOG Resources Announces Mark G. Papa Leaving Board of Directors

FOR IMMEDIATE RELEASE: Wednesday, December 17, 2014

HOUSTON - EOG Resources, Inc. (EOG) announced today that Mark G. Papa has informed the Board of Directors (Board) that he is stepping down from the Board for personal reasons effective December 15, 2014. The Board will now consist of seven members.

“I would like to thank Mark for his continued service to EOG as a Board member during the past year after his retirement from the company at the end of 2013,” said Chairman and CEO William R. (Bill) Thomas. “On behalf of the Board, I would like to thank Mark for his many contributions and offer him and his wife Susan our best wishes as he continues his retirement.”

EOG Resources, Inc. (NYSE: EOG) is one of the largest independent (non-integrated) crude oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol “EOG.”